Exhibit 5.1

May 18, 2021

Purple Innovation, Inc.

4100 North Chapel Ridge Road, Suite 200

Lehi, UT 84043

Re:    Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Purple Innovation, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3ASR (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by certain selling stockholders from time to time of up to 8,405,110 shares of its Class A common stock (“Common Stock”), par value $0.0001 per share (the “Selling Stockholders Shares”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

1.	The Selling Stockholders Shares have been validly issued and are fully paid and non-assessable.

Our opinions expressed above are limited to the Delaware General Corporation Law and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

    /s/ Dorsey & Whitney LLP

NST/DFM